As filed with the Securities and Exchange Commission on May 23, 2011.
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLBROS GROUP, INC.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0513080 (I.R.S. Employer Identification Number)

4400 Post Oak Parkway
Suite 1000
Houston, Texas 77027
(713) 403-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert R. Harl
President and Chief Executive Officer
Willbros Group, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027
(713) 403-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:
Robert J. Melgaard, Esq.
Mark D. Berman, Esq.
Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172
(918) 586-5711
(918) 586-8548 (Facsimile)

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount Of
Title Of Each Class Of	Amount To Be	Offering Price	Offering Price	Registration
Securities To Be Registered	Registered (1)	Per Share (1)(2)	(1)(2)	Fee (2)
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares (3)
Common Stock ($0.05 par value)
Warrants
Purchase Contracts
Units (4)
Guarantees of Debt Securities (5)
TOTAL	$300,000,000	(1)(2)	$300,000,000	$34,830

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $300,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $300,000,000. Such amount represents the principal amount of any debt securities (or issue price, in the case of debt securities issued at an original issue discount), and the issue price of any common stock, preferred stock, depositary shares, warrants or purchase contracts. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. Separate consideration may or may not be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.

(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(5)	Guarantees may be provided by one or more of the registrants named below under “Table of Subsidiary Guarantor Registrants” of the payment of principal of and interest on the Senior and/or Subordinated Debt Securities. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.

*	The subsidiaries listed on the next page in the “Table of Subsidiary Guarantor Registrants” are also included in this Registration Statement as additional registrants.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

		Primary
		Standard	I.R.S.
	State of	Industrial	Employer
	Incorporation or	Classification	Identification	Address of Principal
Name	Organization	Code	Number	Executive Offices

Bemis, LLC	Vermont	1623	77-0659850	727 Route 112 Jacksonville, VT 05342

B&H Maintenance and Construction, Inc	New Mexico	1623	85-0213695	207 S. Loop Eunice, NM 88231

Chapman Construction Co., L.P.	Texas	1623	75-0930946	10011 W. University Drive McKinney, TX 75070

Chapman Construction Management Co., Inc.	Texas	1623	75-2874802	10011 W. University Drive McKinney, TX 75070

Chapman Holding Co., Inc.	Nevada	6719	75-2614906	10011 W. University Drive McKinney, TX 75070

Construction & Turnaround Services, L.L.C.	Oklahoma	1629	73-1471996	4304 E. 36th Street North Tulsa, OK 74115

Construction & Turnaround Services of California, Inc.	Oklahoma	1629	73-1570778	4304 E. 36th Street North Tulsa, OK 74115

Halpin Line Construction LLC	New York	1623	11-3687983	170 Moore Road Weymouth, MA 02189

Hawkeye, LLC	New York	1623	11-3485874	100 Marcus Boulevard, Suite 1 Hauppauge, NY 11788

InfrastruX Group Common Paymaster, LLC	Delaware	6719	26-3766195	100 Marcus Boulevard, Suite 1 Hauppauge, NY 11788

InfrastruX Group, LLC	Delaware	6719	27-2348685	100 Marcus Boulevard, Suite 1 Hauppauge, NY 11788

InfrastruX Hawkeye Holdings, LLC	Delaware	6719	20-5811162	100 Marcus Boulevard, Suite 1 Hauppauge, NY 11788

InterCon Construction Trucking, Inc.	Wisconsin	4213	75-3021189	2880 Commerce Park Drive Madison, WI 53719

InterCon Construction, Inc.	Wisconsin	1623	39-1499349	2880 Commerce Park Drive Madison, WI 53719

InterPower Line Services Corporation	Delaware	1623	91-2133012	2880 Commerce Park Drive Madison, WI 53719

		Primary
		Standard	I.R.S.
	State of	Industrial	Employer
	Incorporation or	Classification	Identification	Address of Principal
Name	Organization	Code	Number	Executive Offices

Lineal Industries, Inc.	Pennsylvania	1623	25-1219876	3651 Steubenville Pike McKees Rock, PA 15136

Willbros Downstream, LLC	Oklahoma	1629	73-1450925	1900 N. 161st East Ave. Tulsa, OK 74116

Willbros Downstream of Oklahoma, Inc.	Oklahoma	1629	73-1471235	1900 N. 161st East Ave. Tulsa, OK 74116

Premier Utility Services, LLC	New York	7389	11-3619268	100 Marcus Boulevard, Suite 1 Hauppauge, NY 11788

Skibeck Pipeline Company, Inc.	New York	1623	16-1167382	3651 Steubenville Pike McKees Rock, PA 15136

Skibeck PLC, Inc.	New York	1623	16-1390748	3651 Steubenville Pike McKees Rock, PA 15136

Trafford Corporation	Pennsylvania	1623	25-1568874	3651 Steubenville Pike McKees Rock, PA 15136

UTILX Corporation	Delaware	6719	91-1171716	22820 Russell Road Kent, WA 98032

UtilX Overseas Holdings, Inc.	Delaware	6719	26-2929040	22820 Russell Road Kent, WA 98032

Willbros Construction California (U.S.), Inc.	Delaware	1623	26-3138595	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Willbros Construction (U.S.), LLC	Delaware	1623	76-0368402	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Willbros Energy Services Company	Delaware	1623	73-1074526	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Willbros Engineers (U.S.), LLC	Delaware	8711	73-0800703	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Willbros Engineering California (U.S.), Inc.	Delaware	8711	27-2411459	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Willbros Government Services (U.S.), LLC	Delaware	1623	73-1552915	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Willbros Midstream Services (U.S.), LLC	Delaware	1623	20-4412829	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Willbros Project Services (U.S.), LLC	Delaware	8711	20-1539022	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

		Primary
		Standard	I.R.S.
	State of	Industrial	Employer
	Incorporation or	Classification	Identification	Address of Principal
Name	Organization	Code	Number	Executive Offices

Willbros Refinery and Maintenance Services (U.S.), LLC	Delaware	8711	(Not applied for; entity has no employees.)	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Willbros T&D Services, LLC	Delaware	1623	90-0657290	115 West 7th St. Suite 1410 Fort Worth, TX 76102

Willbros United States Holdings, Inc.	Delaware	6719	73-1312408	4400 Post Oak Parkway Suite 1000 Houston, TX 77027

Wink Engineering, LLC	Louisiana	8711	72-0697665	8641 United Plaza Blvd., Suite 204 Baton Rouge, LA 70809
The telephone number for each subsidiary guarantor registrant is (713) 403-8000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 23, 2011
WILLBROS GROUP, INC.
$300,000,000
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities

     We may from time to time offer to sell up to $300,000,000 in aggregate initial offering price of senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts or units. In addition, one or more of our subsidiaries may guarantee the senior or subordinated debt securities offered by this prospectus.
     Our common stock is listed on the New York Stock Exchange under the symbol “WG.”
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.
     There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is     , 2011.

You should rely only on the information contained in or specifically incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus and any prospectus supplement may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any prospectus supplement may only be accurate on the date of those documents.
Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “Willbros,” the “Company,” “we,” “us,” “our,” or similar terms refer to Willbros Group, Inc., a Delaware corporation, its consolidated subsidiaries and their predecessors.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
     This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

WILLBROS GROUP, INC.
Our Business
               We are a provider of services to global end markets serving the oil and gas, refinery, petrochemical and power industries. Our services, which include engineering, procurement and construction (either individually or together as an integrated “EPC” service offering), turnaround, maintenance and other specialty services, are critical to the ongoing expansion and operation of energy infrastructure. Within the global energy market, we specialize in designing, constructing, upgrading and repairing midstream infrastructure such as pipelines, compressor stations and related facilities, for onshore and coastal locations as well as downstream facilities, such as refineries. We also provide specialty turnaround services, tank services, heater services, construction services and safety services and fabricate specialty items for hydrocarbon processing units. Our services include maintenance and small capital projects for transmission and distribution facilities for electric and natural gas utilities as well as larger capital projects for renewable power generation and electric transmission projects.
Our Executive Offices
               We are incorporated in Delaware and our executive offices are located at 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, and our telephone number is (713) 403-8000. Information contained on our website http://www.willbros.com, is not, and you must not consider such information to be, a part of this prospectus.
CAUTIONARY NOTICE REGARDING
FORWARD-LOOKING STATEMENTS
               This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference contain “forward-looking statements.” All statements, other than statements of historical facts, included or incorporated by reference in this prospectus and any accompanying prospectus supplement that address activities, events or developments which we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), oil, gas, gas liquids and power prices, demand for our services, the amount and nature of future investments by governments, expansion and other development trends of the oil and gas, refinery, petrochemical and power industries, business strategy, expansion and growth of our business and operations, the outcome of government investigations and legal proceedings and other such matters are forward-looking statements. These forward-looking statements are based on assumptions and analyses we made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties. As a result, actual results could differ materially from our expectations. Factors that could cause actual results to differ from those contemplated by our forward-looking statements include, but are not limited to, the following:
•	curtailment of capital expenditures and the unavailability of project funding in the oil and gas, refinery, petrochemical and power industries;

•	increased capacity and decreased demand for our services in the more competitive industry segments that we serve;

•	reduced creditworthiness of our customer base and higher risk of non-payment of receivables;

•	inability to lower our cost structure to remain competitive in the market;

•	inability of the energy service sector to reduce costs in the short term to a level where our customers’ project economics support a reasonable level of development work;

•	inability to predict the timing of an increase in energy sector capital spending, which results in staffing below the level required when the market recovers;

•	reduction of services to existing and prospective clients as they bring historically out-sourced services back in-house to preserve intellectual capital and minimize layoffs;

•	the consequences we may encounter if we fail to comply with the terms and conditions of our final settlements with the Department of Justice (“DOJ”) and the Securities and Exchange Commission (“SEC”), including the imposition of civil or criminal fines, penalties, enhanced monitoring arrangements, or other sanctions that might be imposed by the DOJ and SEC;

•	the issues we may encounter with respect to the federal monitor appointed under our Deferred Prosecution Agreement with the DOJ and any changes in our business practices which the monitor may require;

•	the commencement by foreign governmental authorities of investigations into the actions of our current and former employees, and the determination that such actions constituted violations of foreign law;

•	difficulties we may encounter in connection with the previous sale and disposition of our Nigeria assets and Nigeria based operations, including obtaining indemnification for any losses we may experience if, due to the non-performance by the purchaser of these assets, claims are made against any parent company guarantees we provided, to the extent those guarantees may be determined to have continued validity;

•	the dishonesty of employees and/or other representatives or their refusal to abide by applicable laws and our established policies and rules;

•	adverse weather conditions not anticipated in bids and estimates;

•	project cost overruns, unforeseen schedule delays and the application of liquidated damages;

•	the occurrence during the course of our operations of accidents and injuries to our personnel, as well as to third parties, that negatively affect our safety record, which is a factor used by many clients to pre-qualify and otherwise award work to contractors in our industry;

•	cancellation of projects, in whole or in part, for any reason;

•	failing to realize cost recoveries on claims or change orders from projects completed or in progress within a reasonable period after completion of the relevant project;

•	political or social circumstances impeding the progress of our work and increasing the cost of performance;

•	inability to obtain and maintain legal registration status in one or more foreign countries in which we are seeking to do business;

•	failure to obtain the timely award of one or more projects;

•	inability to identify and acquire suitable acquisition targets or to finance such acquisitions on reasonable terms;

•	inability to hire and retain sufficient skilled labor to execute our current work, our work in backlog and future work we have not yet been awarded;

•	inability to execute cost-reimbursable projects within the target cost, thus eroding contract margin and, potentially, contract income on any such project;

•	inability to obtain sufficient surety bonds or letters of credit;

•	inability to obtain adequate financing;

•	loss of the services of key management personnel;

•	the demand for energy moderating or diminishing;

•	downturns in general economic, market or business conditions in our target markets;

•	changes in and interpretation of U.S. and foreign tax laws that impact our worldwide provision for income taxes and effective income tax rate;

•	the potential adverse effects on our operating results if our non-U.S. operations became taxable in the United States;

•	changes in applicable laws or regulations, or changed interpretations thereof, including climate change legislation;

•	changes in the scope of our expected insurance coverage;

•	inability to manage insurable risk at an affordable cost;

•	enforceable claims for which we are not fully insured;

•	incurrence of insurable claims in excess of our insurance coverage;

•	the occurrence of the risk factors listed elsewhere or incorporated by reference in this prospectus or any accompanying prospectus supplement; and

•	other factors, most of which are beyond our control.
               Consequently, all of the forward-looking statements made or incorporated by reference in this prospectus and any accompanying prospectus supplement are qualified by these cautionary statements and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, our business or operations that we anticipate today. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth our ratio of earnings to fixed charges. For this purpose, earnings include income (loss) before income taxes and fixed charges. Fixed charges include interest (whether expensed or capitalized), amortization of debt expense, discount and premium (whether expensed or capitalized), and an estimate of the interest within rental expense. No shares of our preferred stock were outstanding during the periods indicated in the following table. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for each such period in the table below.

	Three Months Ended
	March 31,	Years Ended December 31,
	2011	2010		2009	2008	2007		2006
Ratio of earnings to fixed charges	— (1)	—	(1)	1.67	2.04	—	(1)	—	(1)

(1)	Earnings for the three months ended March 31, 2011 and the years ended December 31, 2010, 2007 and 2006 were insufficient to cover fixed charges by $43.7 million, $66.7 million, $13.8 million and $19.7 million, respectively.

USE OF PROCEEDS
               Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:
•	repayment or refinancing of outstanding debt;

•	capital expenditures;

•	acquisitions;

•	investments; and

•	other business opportunities.
DESCRIPTION OF SENIOR DEBT SECURITIES
General
          The following description applies to the senior debt securities offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be direct, unsecured obligations of Willbros and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.
          The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.
          The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.
          The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. The indenture does not limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.
          Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”
          You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:
•	the title of the senior debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

•	the priority of payment of the senior debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

•	the date or dates on which the principal of the senior debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

•	each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

•	the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the senior debt securities;

•	the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the payment of any additional amounts with respect to the senior debt securities;

•	whether any of the senior debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

•	any other terms of the senior debt securities not inconsistent with the provisions of the indenture.
          If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

          A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.
          Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.
          If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.
Registration and Transfer
          Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.
          Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Book-Entry Senior Debt Securities
          Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.
Payment and Paying Agents
          Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.
          Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.
Consolidation, Merger or Sale of Assets
          The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:
•	any successor assumes our obligations on the senior debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.
          Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”
Leveraged and Other Transactions
          The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.
Modification of the Indenture
          The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things,
•	modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

•	reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.
Events of Default, Waivers, Etc.
          An “event of default” with respect to senior debt securities of any series is defined in the indenture to include:
(1)	default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

(3)	default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

(4)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)	any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.
          If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. At any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may rescind and annul the declaration of acceleration and its consequences, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.
          If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request to the trustee of holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of not less than a majority in aggregate principal amount of the senior debt securities may, on behalf of all of the holders of the senior debt securities, waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series, a failure by us to convert any senior debt security into shares of our common stock (to the extent such right is applicable) or in respect of a covenant or provision of the indenture which, pursuant to the indenture, cannot be waived without the consent of each holder of outstanding senior debt securities.
          The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
          The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.
          We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.
Satisfaction and Discharge
          The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Guarantees
          If specified in the applicable prospectus supplement, one or more of our subsidiaries may guarantee our obligations relating to our senior debt securities issued under this prospectus. The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.
Governing Law
          The indenture and the senior debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
          Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to that series of senior debt securities.
          We may have normal banking relationships with the trustee in the ordinary course of business.
DESCRIPTION OF SUBORDINATED DEBT SECURITIES
General
          The following description applies to the subordinated debt securities offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the subordinated debt securities will be unsecured, subordinated obligations of Willbros. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.
          The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.
          The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.
          The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. The indenture does not limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.
          Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.
          You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

•	the title of the subordinated debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

•	the priority of payment of the subordinated debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

•	the date or dates on which the principal of the subordinated debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

•	each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

•	the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the subordinated debt securities;

•	the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the payment of any additional amounts with respect to the subordinated debt securities;

•	whether any of the subordinated debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	the terms of subordination;

•	any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.
          If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.
          A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.
          Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.
          If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.
Registration and Transfer
          Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.
          Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Book-Entry Subordinated Debt Securities
          Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.
Payment and Paying Agents
          Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:
•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.
          Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.
Subordination
          The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement. At March 31, 2011, we had an aggregate amount of $302,550,000 of indebtedness that would be senior to any subordinated debt securities that we may issue.
Consolidation, Merger or Sale of Assets
          The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:
•	any successor assumes our obligations on the subordinated debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.
          Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”
Leveraged and Other Transactions
          The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.
Modification of the Indenture
          The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

•	adversely modify the subordination terms of the subordinated debt securities; or

•	reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.
Events of Default, Waivers, Etc.
           An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:

(1) default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

(2) default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

(3) default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 60 days after written notice;

(4) certain events of bankruptcy, insolvency or reorganization relating to us; and

(5) any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.
          If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. At any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may rescind and annul the declaration of acceleration and its consequences, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.
          If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request to the trustee of holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of not less than a majority in aggregate principal amount of the subordinated debt securities may, on behalf of all of the holders of the subordinated debt securities, waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series, a failure by us on request to convert any subordinated debt security into shares of our common stock (to the extent such right is applicable) or in respect of a covenant or provision of the indenture which, pursuant to the indenture, cannot be waived without the consent of each holder of outstanding subordinated debt securities.
          The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
          The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.
          We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.
Satisfaction and Discharge
          The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.
Guarantees
          If specified in the applicable prospectus supplement, one or more of our subsidiaries may guarantee our obligations relating to our subordinated debt securities issued under this prospectus. The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.
Governing Law
          The indenture and the subordinated debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
          Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to that series of subordinated debt securities.
          We may have normal banking relationships with the trustee in the ordinary course of business.
DESCRIPTION OF CAPITAL STOCK
General
          We have 71,000,000 authorized shares of capital stock, consisting of (a) 70,000,000 shares of common stock, par value $0.05 per share; and (b) 1,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock
               As of May 5, 2011, 48,528,660 shares of our common stock were outstanding. All of the outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors. Holders of our common stock have no right to cumulate their votes in the election of directors. Subject to the rights of any then-outstanding shares of our preferred stock, the holders of our common stock are entitled to receive dividends as may be declared in the discretion of the board of directors out of funds legally available for the payment of dividends. We are prohibited from paying cash dividends under the provisions of our senior secured credit facility.
               The holders of our common stock are entitled to share equally and ratably in our net assets upon a liquidation or dissolution after the payment or provision for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding. The holders of our common stock have no preemptive, subscription, conversion or redemption rights.
Preferred Stock
               As of the date of this prospectus there were no outstanding shares of preferred stock. Our board of directors may, without further approval of the stockholders, issue preferred stock from time to time in one or more series and fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.
     The specific matters that the board of directors may determine include the following:
•	the designation of each series;

•	the number of shares of each series;

•	the rate of any dividends;

•	whether any dividends will be cumulative or non-cumulative;

•	the terms of any redemption;

•	the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company;

•	rights and terms of any conversion or exchange;

•	restrictions on the issuance of shares of the same series or any other series; and

•	any voting rights.
               The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could:
•	decrease the amount of earnings and assets available for distribution to holders of common stock;

•	adversely affect the rights and powers, including voting rights, of holders of common stock; and

•	have the effect of delaying, deferring or preventing a change in control.

               For example, the board of directors, with its broad power to establish the rights and preferences of authorized but unissued preferred stock, could issue one or more series of preferred stock entitling holders to vote separately as a class on any proposed merger or consolidation, to convert preferred stock into a larger number of shares of common stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.
Series A Preferred Stock
               In connection with our acquisition of InfrastruX Group, Inc. (“InfrastruX”) on July 1, 2010, our Board of Directors authorized the issuance of a new series of preferred stock (the “Series A Preferred Stock”) pursuant to a Certificate of Designations, Preferences and Rights filed with the Secretary of State of Delaware (the “Certificate of Designations”). Shares of Series A Preferred Stock will only be issued to the former shareholders of InfrastruX under certain circumstances at the time of any final adjustment payment owed by us or if the earnout is earned under the terms of our agreement to acquire InfrastruX. If issued, the Series A Preferred Stock will rank senior with respect to dividend payments and the distribution of assets to all other classes of our equity securities.
               Dividends will accrue on each share of Series A Preferred Stock at a rate per annum of 10 percent of the “Original Price.” The Original Price per share will be equal to the average closing price for our common stock for the 10 consecutive trading days ending on the trading day immediately prior to issuance, multiplied by 100. In addition, holders of the Series A Preferred Stock will participate with respect to any dividends or distributions paid in cash or in kind on our common stock on a 100-to-1 basis, which participation shall accrue interest at a rate per annum of 11 percent. Dividends will accrue from the date on which a share of Series A Preferred Stock is issued by us until paid, whether or not declared, and will be cumulative. Dividends that have not been paid in full or that are otherwise in default in respect of a dividend payment date will accrue interest at a rate of 11 percent per annum.
               In the event of certain liquidation events or a change in control, before any amount is paid to the holders of common stock and any other junior securities, the holders of Series A Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) the Original Price plus any declared and/or accrued but unpaid dividends thereon or (ii) the proceeds to be distributed to the holders of shares of common stock, on a 100-to-1 basis, plus an amount equal to declared and/or accrued but unpaid dividends on the Series A Preferred Stock. In the event that our assets are insufficient to permit such payments in full, our entire assets legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock.
               The Series A Preferred Stock will be redeemable by us at any time after the third anniversary of the date of issuance at a price per share equal to the Original Price, plus an amount equal to declared and/or accrued but unpaid dividends thereon to the date of redemption. At any time after the fifth anniversary of the issuance of the Series A Preferred Stock, at the election of greater than 50 percent of the shares of Series A Preferred Stock outstanding, we will be required to redeem that portion of the Series A Preferred Stock which the holders have elected to be redeemed at a price per share equal to the Original Price, plus an amount equal to declared and/or accrued but unpaid dividends thereon to the date of redemption. In the event of a change in control, at the election of any holder of Series A Preferred Stock outstanding, we will be required to redeem that portion of the Series A Preferred Stock which any such holder has elected to be redeemed at a price per share equal to the greater of (i) the Original Price plus any declared and/or accrued but unpaid dividends thereon or (ii) the proceeds to be distributed to the holders of shares of common stock, on a 100-to-1 basis, plus an amount equal to declared and/or accrued but unpaid dividends on the Series A Preferred Stock.
               The Series A Preferred Stock will not be convertible into our common stock. The affirmative vote of the holders of greater than 50 percent of the outstanding shares of Series A Preferred Stock, voting separately as a single class, will be required before the Certificate of Designations or our Certificate of Incorporation may be amended in any way that would adversely alter the rights, preferences and privileges of the Series A Preferred Stock or result in the issuance of additional Series A Preferred Stock or the creation of any equity security having preference over, or ranking pari passu with, the Series A Preferred Stock. Additionally, at such time and for so long as any dividends payable on the Series A Preferred Stock are not paid in full or are otherwise in default, the written consent or affirmative vote of the holders of greater than 50 percent of the outstanding shares of Series A Preferred Stock, consenting or voting separately as a single class, will be required before we may (i) declare or pay dividends or make any other distributions on any shares of stock ranking junior to the Series A Preferred Stock, (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity with the Series A Preferred Stock, except dividends paid ratably on the shares of Series A Preferred Stock and all such parity stock, (iii) redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior to the Series A Preferred Stock, except as provided by the Certificate of Designations, or (iv) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any stock ranking on a parity with the Series A Preferred Stock, except as provided by the Certificate of Designations. The holders of the Series A Preferred Stock will have no other voting rights.
Depositary Shares
               We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.
               The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
          The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
Anti-Takeover Effects of Delaware Law and Provisions of our Certificate of Incorporation and Bylaws
               Delaware law and our certificate of incorporation and bylaws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.
Classified Board of Directors; Removal of Directors; Advance Notice Provisions for Stockholder Nominations
               Our certificate of incorporation provides for the board of directors to be divided into three classes of directors serving staggered three-year terms, with the numbers of directors in the three classes to be as nearly equal as possible. Any director may be removed from office but only for cause and only by the affirmative vote of a majority of the then-outstanding shares of stock entitled to vote on the matter. Any stockholder wishing to submit a nomination to the board of directors must follow the advance notice procedures outlined in our bylaws. Any proposal to amend or repeal the provisions of our certificate of incorporation relating to the matters contained above in this paragraph requires the affirmative vote of the holders of 75% or more of the outstanding shares of stock entitled to vote on the matter.
Stockholder Action by Written Consent
               Our certificate of incorporation and bylaws prohibit stockholder action by written consent.

Special Meetings of Stockholders
               Our bylaws provide that special meetings of the stockholders may be called at any time only by the board of directors, the chairman of the board, the chief executive officer or the president.
Issuance of Preferred Stock
               As described above, our certificate of incorporation authorizes a class of undesignated preferred stock consisting of 1,000,000 shares. Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.
Business Combination Statute
               Section 203 of the Delaware General Corporation Law (the “DGCL”), in general, prohibits a business combination between a corporation and an interested stockholder (defined as a stockholder owing 15% or more of a corporation’s voting stock) within three years of the time the stockholder became an interested stockholder, unless:
•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
The restrictions of Section 203 of the DGCL do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the DGCL or, with certain exceptions, that do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be subject to Section 203 of the DGCL.
Transfer Agent and Registrar
               The transfer agent and registrar for our common stock is Mellon Investor Services LLC.
DESCRIPTION OF WARRANTS
Offered Warrants
     We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Debt Warrants
           We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.
Equity Warrants
          We may also issue, together with equity securities or separately, warrants to purchase, including warrant spreads, shares of our common or preferred stock on terms to be determined at the time of sale.
General Terms of Warrants
          The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants and warrant spreads:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	the exercise price and procedures for exercise of the warrants;

•	the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreements
          We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.
Modifications Without Consent of Warrantholders
         We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:
•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.
Enforceability of Rights of Warrantholders
          The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.
Registration and Transfer of Warrants
          Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.
New York Law to Govern
          The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF PURCHASE CONTRACTS
          We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
          The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.
DESCRIPTION OF UNITS
          We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock, depositary shares and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
PLAN OF DISTRIBUTION
          From time to time, we may sell the securities offered by this prospectus:
•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.
          The applicable prospectus supplement relating to the securities will set forth:
•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we may receive from the sale;

•	any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.
          If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions,
•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
          Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
          If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
          Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
          Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
LEGAL MATTERS
          The validity of the securities offered by this prospectus will be passed upon by Conner & Winters, LLP, Tulsa, Oklahoma. Certain other legal matters will be passed upon for us by Conner & Winters, LLP, Tulsa, Oklahoma, and for the underwriters, dealers, or agents, if any, by their own legal counsel.
EXPERTS
          The audited financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.
          The consolidated financial statements of InfrastruX Group, Inc. as of December 31, 2008 and 2009, and for each of the years in the three-year period ended December 31, 2009, incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
          We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. In addition, any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement will be incorporated by reference in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-34259) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) prior to the completion of the offering covered by this prospectus:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Our Current Report on Form 8-K/A filed on August 4, 2010 and our Current Reports on Form 8-K filed on March 9, 2011, April 12, 2011, April 26, 2011, May 10, 2011 and May 23, 2011; and

•	The description of our common stock contained in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-155281) filed on November 12, 2008, including any subsequent amendment or report filed for the purpose of updating such description.
          These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You can access these documents on our website at http://www.willbros.com or you may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Willbros Group, Inc.
4400 Post Oak Parkway
Suite 1000
Houston, TX 77027
Attention: Investor Relations
(713) 403-8000
               Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     All amounts, which are payable by the Registrant, are estimates, except the SEC registration fee.

SEC registration fee		$34,830
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and shipping expenses		*
Trustee’s and transfer agent’s fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
     Willbros is a corporation organized under Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The bylaws of Willbros provide that the corporation shall indemnify an officer or director against liability incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, the directors and officers of Willbros have entered into specific agreements which provide for indemnification of such persons by Willbros under certain circumstances.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Willbros’ certificate of incorporation provides for limitation of liability for beach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

     Willbros maintains standard policies of insurance under which coverage is provided to its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capacities.
Item 16. Exhibits.
     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit
Number	Description
1**	Form of Underwriting Agreement.

2.1
Agreement and Plan of Merger dated as of March 11, 2010, among the Company, Co Merger Sub I, Inc., Ho Merger Sub II, LLC and InfrastruX Group, Inc. (previously filed as Exhibit 2 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

2.2	Amendment to Agreement and Plan of Merger dated as of May 17, 2010 (filed as Exhibit 2 to our Current Report on Form 8-K dated May 17, 2010, filed May 20, 2010, and incorporated herein by reference).

2.3
Second Amendment to Agreement and Plan of Merger dated as of June 22, 2010 (previously filed as Exhibit 2 to our Current Report on Form 8-K dated June 22, 2010, filed June 28, 2010, and incorporated herein by reference).

2.4
Agreement and Plan of Merger dated December 10, 2008, among Willbros Group, Inc., a Delaware corporation, Willbros Group, Inc., a Republic of Panama corporation, and Willbros Merger, Inc., a Delaware corporation (previously filed as Annex A to the proxy statement/prospectus included in our Registration Statement on Form S-4, Registration No. 333-155281, and incorporated herein by reference).

4.1
Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.2
Bylaws of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 3.2 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.3
Form of stock certificate for Common Stock, par value $0.05, of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed May 7, 2009, and incorporated herein by reference).

4.4
Indenture (including form of note) dated March 12, 2004 between Willbros Group, Inc., a Republic of Panama corporation, and JPMorgan Chase Bank, as trustee (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 7, 2004 and incorporated herein by reference).

4.5
First Supplemental Indenture dated September 22, 2005, between Willbros Group, Inc., a Republic of Panama corporation, and JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, as trustee, to the Indenture, dated March 12, 2004 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated September 22, 2005, filed September 28, 2005, and incorporated herein by reference).

4.6
Second Supplemental Indenture dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee, to the Indenture, dated March 12, 2004 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

Exhibit
Number	Description
4.7
Indenture (including form of note) dated December 23, 2005, among Willbros Group, Inc., a Republic of Panama corporation, Willbros USA, Inc., as guarantor and The Bank of New York, as trustee, (previously filed as Exhibit 10.1 to our Current Report on Form 8-K dated December 21, 2005, filed December 23, 2005, and incorporated herein by reference).

4.8
First Supplemental Indenture dated November 2, 2007, among Willbros Group, Inc., a Republic of Panama corporation, Willbros USA, Inc., as guarantor, and The Bank of New York, as trustee, to the Indenture dated December 23, 2005 (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated November 2, 2007, filed November 5, 2007, and incorporated herein by reference).

4.9
Waiver Agreement dated November 2, 2007, between Willbros Group, Inc., a Republic of Panama corporation, and Portside Growth and Opportunity Fund with respect to the First Supplemental Indenture listed in Exhibit 4.8 above (previously filed as Exhibit 4.1 to the Current Report on Form 8-K dated November 2, 2007, filed November 5, 2007, and incorporated herein by reference).

4.10
Second Supplemental Indenture, dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), as guarantor, and The Bank of New York Mellon, (formerly known as The Bank of New York), as trustee (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.11
Form of Consent Agreement and Third Supplemental Indenture (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

4.12
Form of Amendment to Consent Agreement and Third Supplemental Indenture (previously filed as Exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed May 10, 2010, and incorporated herein by reference).

4.13	Form of Warrant dated October 27, 2006 (previously filed as Exhibit 10.2 to our Current Report on Form 8-K dated October 26, 2006, filed October 27, 2006, and incorporated herein by reference).

4.14
Warrant Assumption Agreement dated as of January 30, 2009, between Willbros Group, Inc., a Republic of Panama corporation, and Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 10.3 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.15
Stockholder Agreement dated as of March 11, 2010, between Willbros Group, Inc. and InfrastruX Holdings, LLC (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

4.16
First Amendment to Stockholder Agreement dated as of April 21, 2011, between Willbros Group, Inc. and InfrastruX Holdings, LLC (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated April 21, 2011, filed April 26, 2011, and incorporated herein by reference).

4.17	Certificate of Designations of Series A Preferred Stock (previously filed as Exhibit 3 to our Current Report on Form 8-K dated June 30, 2010, filed July 7, 2010, and incorporated herein by reference).

4.18*	Form of Indenture (Senior Debt Securities).

4.19**	Form of Senior Debt Security.

4.20*	Form of Indenture (Subordinated Debt Securities).

4.21**	Form of Subordinated Debt Security.

4.22**	Form of Deposit Agreement.

4.23**	Form of Depositary Receipt (included in Exhibit 4.22).

4.24**	Form of Warrant Agreement.

Exhibit
Number	Description
4.25**	Form of Warrant Certificate (included in Exhibit 4.24).

4.26**	Form of Purchase Contract.

4.27**	Form of Purchase Contract Certificate (included in Exhibit 4.26).

5*	Opinion of Conner & Winters, LLP, regarding the legality of the securities.

8**	Opinion of Conner & Winters, LLP, regarding certain federal tax matters.

12*	Statements Regarding Computation of Ratios.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Conner & Winters, LLP (included in Exhibit 5).

24*	Powers of Attorney (included on the signature pages to this Registration Statement).

25.1**	Statement of Eligibility and Qualification of Trustee on Form T-1 of Trustee (Senior Debt Securities).

25.2**	Statement of Eligibility and Qualification of Trustee on Form T-1 of Trustee (Subordinated Debt Securities).

*	Included herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.
Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of

1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (i) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th day of May, 2011.

WILLBROS GROUP, INC.
By:	/s/ Robert R. Harl
Robert R. Harl
Chief Executive Officer and President
     Each of the undersigned officers and directors of Willbros Group, Inc., a Delaware corporation, whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John T. McNabb, II John T. McNabb, II	Director and Chairman of the Board	May 20, 2011

/s/ Robert R. Harl Robert R. Harl	Director, Chief Executive Officer and President (Principal Executive Officer)	May 20, 2011

/s/ Van A. Welch Van A. Welch	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Bayer	Director	May 20, 2011
Michael J. Bayer

/s/ William B. Berry	Director	May 20, 2011
William B. Berry

/s/ Arlo B. DeKraai Arlo B. DeKraai	Director	May 20, 2011

Signature	Title	Date

/s/ Edward J. Dipaolo Edward J. Dipaolo	Director	May 20, 2011

/s/ Alan B. Levande Alan B. Levande	Director	May 20, 2011

/s/ Daniel E. Lonergan Daniel E. Lonergan	Director	May 20, 2011

/s/ R. L. Sluder	Director	May 20, 2011
Robert L. Sluder

/s/ S. Miller Williams S. Miller Williams	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Vermont, on the 20th of May, 2011.

BEMIS, LLC
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eunice, State of New Mexico, on the 20th of May, 2011.

B&H MAINTENANCE AND CONSTRUCTION, INC.
By:	/s/ Dale Bettis
Dale Bettis
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dale Bettis Dale Bettis	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Jerrit M. Coward Jerrit M. Coward	Director	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ Patrick C. Schneider Patrick C. Schneider	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on the 20th of May, 2011.

CHAPMAN CONSTRUCTION CO., L.P. By: Chapman Construction Management Co., Inc., its general partner

By:	/s/ John C. Hargrave John C. Hargrave
President and Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John C. Hargrave John C. Hargrave	Director, President and Chief Executive Officer of Chapman Construction Management Co., Inc., its general partner (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer of Chapman Construction Management Co., Inc., its general partner (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Giarratano Michael J. Giarratano	Director of Chapman Construction Management Co., Inc., its general partner	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director of Chapman Construction Management Co., Inc., its general partner	May 20, 2011

/s/ William McDougall William McDougall	Director of Chapman Construction Management Co., Inc., its general partner	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on the 20th of May, 2011.

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.
By:	/s/ John C. Hargrave
John C. Hargrave
President and Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John C. Hargrave John C. Hargrave	Director, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Giarratano Michael J. Giarratano	Director	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McKinney, State of Texas, on the 20th of May, 2011.

CHAPMAN HOLDING CO., INC.
By:	/s/ John C. Hargrave
John C. Hargrave
President and Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John C. Hargrave John C. Hargrave	Director, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Giarratano Michael J. Giarratano	Director	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 20th of May, 2011.

CONSTRUCTION & TURNAROUND SERVICES, L.L.C.
By:	/s/ Alan J. Black
Alan J. Black
Senior Manager
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alan J. Black Alan J. Black	Senior Manager (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Manager (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 20th of May, 2011.

CONSTRUCTION & TURNAROUND SERVICES OF CALIFORNIA, INC.
By:	/s/ Alan J. Black
Alan J. Black
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alan J. Black Alan J. Black	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

HALPIN LINE CONSTRUCTION LLC
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
President and Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

HAWKEYE, LLC
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
President and Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

INFRASTRUX GROUP COMMON PAYMASTER, LLC By: InfrastruX Group, LLC, its manager

By:	/s/ Michael J. Giarratano Michael J. Giarratano
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and President of InfrastruX Group, LLC, its manager (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer of InfrastruX Group, LLC, its manager (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director of InfrastruX Group, LLC, its manager	May 20, 2011

/s/ William McDougall William McDougall	Director of InfrastruX Group, LLC, its manager	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

INFRASTRUX GROUP, LLC
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

INFRASTRUX HAWKEYE HOLDINGS, LLC By: InfrastruX Group, LLC, its manager

By:	/s/ Michael J. Giarratano Michael J. Giarratano
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and President of InfrastruX Group, LLC, its manager (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer of InfrastruX Group, LLC, its manager (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director of InfrastruX Group, LLC, its manager	May 20, 2011

/s/ William McDougall William McDougall	Director of InfrastruX Group, LLC, its manager	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on the 20th of May, 2011.

INTERCON CONSTRUCTION TRUCKING, INC.
By:	/s/ Jeff Hillebrandt
Jeff Hillebrandt
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeff Hillebrandt Jeff Hillebrandt	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Giarratano Michael J. Giarratano	Director	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on the 20th of May, 2011.

INTERCON CONSTRUCTION, INC.
By:	/s/ Jeff Hillebrandt
Jeff Hillebrandt
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeff Hillebrandt Jeff Hillebrandt	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Giarratano Michael J. Giarratano	Director	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on the 20th of May, 2011.

INTERPOWER LINE SERVICES CORPORATION
By:	/s/ Jeff Hillebrandt
Jeff Hillebrandt
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeff Hillebrandt Jeff Hillebrandt	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Giarratano Michael J. Giarratano	Director	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

LINEAL INDUSTRIES, INC.
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
Executive Vice President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and Executive Vice President (Principal Executive Officer)	May 20, 2011

/s/ William McDougall William McDougall	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 20th of May, 2011.

WILLBROS DOWNSTREAM, LLC
By:	/s/ R. E. Cellon
Richard E. Cellon
President and Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ R. E. Cellon Richard E. Cellon	Director, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/ Mark Dolan Mark Dolan	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Lori Pinder Lori Pinder	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 20th of May, 2011.

WILLBROS DOWNSTREAM OF OKLAHOMA, INC.
By:	/s/ R. E. Cellon
Richard E. Cellon
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ R. E. Cellon Richard E. Cellon	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Mark Dolan Mark Dolan	Vice President (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

PREMIER UTILITY SERVICES, LLC
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

SKIBECK PIPELINE COMPANY, INC.
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
Executive Vice President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and Executive Vice President (Principal Executive Officer)	May 20, 2011

/s/ William McDougall William McDougall	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

SKIBECK PLC, INC.
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
Executive Vice President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and Executive Vice President (Principal Executive Officer)	May 20, 2011

/s/ William McDougall William McDougall	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

TRAFFORD CORPORATION
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
Executive Vice President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and Executive Vice President (Principal Executive Officer)	May 20, 2011

/s/ William McDougall William McDougall	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on the 20th of May, 2011.

UTILX CORPORATION
By:	/s/ Jacob Stel
Jacob Stel
President and Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jacob Stel Jacob Stel	Director, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/ Jason French Jason French	Vice President (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Giarratano Michael J. Giarratano	Director	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Washington, on the 20th of May, 2011.

UTILX OVERSEAS HOLDINGS, INC.
By:	/s/ Jacob Stel
Jacob Stel
President and Chief Executive Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jacob Stel Jacob Stel	Director, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/ Jason French Jason French	Vice President (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Michael J. Giarratano Michael J. Giarratano	Director	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC.
By:	/s/ Lori Pinder
Lori Pinder
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lori Pinder Lori Pinder	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS CONSTRUCTION (U.S.), LLC
By:	/s/ Harry New
Harry New
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Harry New Harry New	President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Jerrit M. Coward Jerrit M. Coward	Director	May 20, 2011

/s/ Patrick C. Schneider Patrick C. Schneider	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS ENERGY SERVICES COMPANY
By:	/s/ Lori Pinder
Lori Pinder
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lori Pinder Lori Pinder	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS ENGINEERS (U.S.), LLC
By:	/s/ Edward J. Wiegele
Edward J. Wiegele
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward J. Wiegele Edward J. Wiegele	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ James R. Beasley James R. Beasley	Director	May 20, 2011

/s/ Michael D. Reifel Michael D. Reifel	Director	May 20, 2011

/s/ Lori Pinder Lori Pinder	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.
By:	/s/ Edward J. Wiegele
Edward J. Wiegele
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward J. Wiegele Edward J. Wiegele	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ James R. Beasley James R. Beasley	Director	May 20, 2011

/s/ Michael D. Reifel Michael D. Reifel	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 20th of May, 2011.

WILLBROS GOVERNMENT SERVICES (U.S.), LLC
By:	/s/ Richard G. Norton
Richard G. Norton
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard G. Norton Richard G. Norton	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Richard G. Grossman	Director	May 20, 2011
Richard G. Grossman

/s/ Richard E. Cellon Richard E. Cellon	Director	May 20, 2011

/s/ Lori Pinder Lori Pinder	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS MIDSTREAM SERVICES (U.S.), LLC
By:	/s/ Edward J. Wiegele
Edward J. Wiegele
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward J. Wiegele Edward J. Wiegele	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ Lori Pinder Lori Pinder	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS PROJECT SERVICES (U.S.), LLC
By:	/s/ Edward J. Wiegele
Edward J. Wiegele
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward J. Wiegele Edward J. Wiegele	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ James R. Beasley James R. Beasley	Director	May 20, 2011

/s/ Lori Pinder Lori Pinder	Director	May 20, 2011

/s/ Michael D. Reifel Michael D. Reifel	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS REFINERY AND MAINTENANCE SERVICES (U.S.), LLC
By:	/s/ Lori Pinder
Lori Pinder
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lori Pinder Lori Pinder	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Jeffery J. Borchers Jeffery J. Borchers	Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on the 20th of May, 2011.

WILLBROS T&D SERVICES, LLC
By:	/s/ Michael J. Giarratano
Michael J. Giarratano
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Giarratano Michael J. Giarratano	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Cindy Orlandi Cindy Orlandi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

/s/ William McDougall William McDougall	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th of May, 2011.

WILLBROS UNITED STATES HOLDINGS, INC.
By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert R. Harl Robert R. Harl	Director, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2011

/s/ Van A. Welch Van A. Welch	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ J. L. Gibson James L. Gibson	Director	May 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 20th of May, 2011.

WINK ENGINEERING, LLC
By:	/s/ Anthony E. Farris
Anthony E. Farris
President
     Each of the undersigned whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Anthony E. Farris Anthony E. Farris	Director and President (Principal Executive Officer)	May 20, 2011

/s/ Raleigh P. Richards Raleigh P. Richards	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 20, 2011

/s/ R. E. Cellon Richard E. Cellon	Director	May 20, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description
1**	Form of Underwriting Agreement.

2.1
Agreement and Plan of Merger dated as of March 11, 2010, among the Company, Co Merger Sub I, Inc., Ho Merger Sub II, LLC and InfrastruX Group, Inc. (previously filed as Exhibit 2 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

2.2	Amendment to Agreement and Plan of Merger dated as of May 17, 2010 (filed as Exhibit 2 to our Current Report on Form 8-K dated May 17, 2010, filed May 20, 2010, and incorporated herein by reference).

2.3
Second Amendment to Agreement and Plan of Merger dated as of June 22, 2010 (previously filed as Exhibit 2 to our Current Report on Form 8-K dated June 22, 2010, filed June 28, 2010, and incorporated herein by reference).

2.4
Agreement and Plan of Merger dated December 10, 2008, among Willbros Group, Inc., a Delaware corporation, Willbros Group, Inc., a Republic of Panama corporation, and Willbros Merger, Inc., a Delaware corporation (previously filed as Annex A to the proxy statement/prospectus included in our Registration Statement on Form S-4, Registration No. 333-155281, and incorporated herein by reference).

4.1
Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.2
Bylaws of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 3.2 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.3
Form of stock certificate for Common Stock, par value $0.05, of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed May 7, 2009, and incorporated herein by reference).

4.4
Indenture (including form of note) dated March 12, 2004 between Willbros Group, Inc., a Republic of Panama corporation, and JPMorgan Chase Bank, as trustee (previously filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 7, 2004 and incorporated herein by reference).

4.5
First Supplemental Indenture dated September 22, 2005, between Willbros Group, Inc., a Republic of Panama corporation, and JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, as trustee, to the Indenture, dated March 12, 2004 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated September 22, 2005, filed September 28, 2005, and incorporated herein by reference).

4.6
Second Supplemental Indenture dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee, to the Indenture, dated March 12, 2004 (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.7
Indenture (including form of note) dated December 23, 2005, among Willbros Group, Inc., a Republic of Panama corporation, Willbros USA, Inc., as guarantor and The Bank of New York, as trustee, (previously filed as Exhibit 10.1 to our Current Report on Form 8-K dated December 21, 2005, filed December 23, 2005, and incorporated herein by reference).

4.8
First Supplemental Indenture dated November 2, 2007, among Willbros Group, Inc., a Republic of Panama corporation, Willbros USA, Inc., as guarantor, and The Bank of New York, as trustee, to the Indenture dated December 23, 2005 (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated November 2, 2007, filed November 5, 2007, and incorporated herein by reference).

Exhibit
Number	Description
4.9
Waiver Agreement dated November 2, 2007, between Willbros Group, Inc., a Republic of Panama corporation, and Portside Growth and Opportunity Fund with respect to the First Supplemental Indenture listed in Exhibit 4.8 above (previously filed as Exhibit 4.1 to the Current Report on Form 8-K dated November 2, 2007, filed November 5, 2007, and incorporated herein by reference).

4.10
Second Supplemental Indenture, dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), as guarantor, and The Bank of New York Mellon, (formerly known as The Bank of New York), as trustee (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.11
Form of Consent Agreement and Third Supplemental Indenture (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

4.12
Form of Amendment to Consent Agreement and Third Supplemental Indenture (previously filed as Exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed May 10, 2010, and incorporated herein by reference).

4.13	Form of Warrant dated October 27, 2006 (previously filed as Exhibit 10.2 to our Current Report on Form 8-K dated October 26, 2006, filed October 27, 2006, and incorporated herein by reference).

4.14
Warrant Assumption Agreement dated as of January 30, 2009, between Willbros Group, Inc., a Republic of Panama corporation, and Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 10.3 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.15
Stockholder Agreement dated as of March 11, 2010, between Willbros Group, Inc. and InfrastruX Holdings, LLC (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

4.16
First Amendment to Stockholder Agreement dated as of April 21, 2011, between Willbros Group, Inc. and InfrastruX Holdings, LLC (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated April 21, 2011, filed April 26, 2011, and incorporated herein by reference).

4.17	Certificate of Designations of Series A Preferred Stock (previously filed as Exhibit 3 to our Current Report on Form 8-K dated June 30, 2010, filed July 7, 2010, and incorporated herein by reference).

4.18*	Form of Indenture (Senior Debt Securities).

4.19**	Form of Senior Debt Security.

4.20*	Form of Indenture (Subordinated Debt Securities).

4.21**	Form of Subordinated Debt Security.

4.22**	Form of Deposit Agreement.

4.23**	Form of Depositary Receipt (included in Exhibit 4.22).

4.24**	Form of Warrant Agreement.

4.25**	Form of Warrant Certificate (included in Exhibit 4.24).

4.26**	Form of Purchase Contract.

4.27**	Form of Purchase Contract Certificate (included in Exhibit 4.26).

5*	Opinion of Conner & Winters, LLP, regarding the legality of the securities.

8**	Opinion of Conner & Winters, LLP, regarding certain federal tax matters.

12*	Statements Regarding Computation of Ratios.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of KPMG LLP.

Exhibit
Number	Description
23.3*	Consent of Conner & Winters, LLP (included in Exhibit 5).

24*	Powers of Attorney (included on the signature pages to this Registration Statement).

25.1**	Statement of Eligibility and Qualification of Trustee on Form T-1 of Trustee (Senior Debt Securities).

25.2**	Statement of Eligibility and Qualification of Trustee on Form T-1 of Trustee (Subordinated Debt Securities).

*	Included herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.